EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this "Agreement") is made effective as of the 1st day of January 2012 between OYO GEOSPACE CORPORATION, a Delaware corporation (the "Company") having its principal operating offices at 7007 Pinemont Drive, Houston, Texas 77040 (the "Place of Employment"), and Rick Wheeler ("Employee"), having a mailing address at 7626 Cicada, Missouri City, Texas 77459.

W I T N E S S E T H:

WHEREAS, the Company considers the establishment and maintenance of a sound and vital management to be essential to protecting and enhancing the best interests of the Company and its stockholders;

WHEREAS, in order to induce Employee to remain in the employ of the Company under the terms as set forth herein and in connection with the promotion of Employee to the position of Executive Vice President and Chief Operating Officer, the Company is willing to agree to provide certain severance benefits to Employee in the event Employee's employment is terminated under the circumstances described below; and

WHEREAS, information regarding Employee's job duties, compensation and other benefits during the term of this Agreement has been provided to Employee and may also be obtained by Employee directly from the Company;

NOW, THEREFORE, in consideration of the mutual premises and conditions contained herein, the parties hereto agree as follows:

1. TERM

1.1 Contract Term. This Agreement shall commence on the date hereof and shall continue until December 31, 2013; provided, however, that commencing January 1, 2013, and each January 1 thereafter the term of this Agreement shall automatically be extended for an additional two years unless no fewer than thirty (30) days prior to such January 1 date, the Company shall have given notice that it does not wish to extend this Agreement. Notwithstanding the foregoing provisions of this Section 1, Employee's employment under this Agreement will only continue until terminated in accordance with Section 2.

1.2 Consideration by Employee. In consideration of the Company's entering into this Agreement, Employee hereby agrees that, for the period commencing on the date hereof and extending through the end of the term of this Agreement, Employee will not voluntarily terminate employment with the Company without the Company's consent to such termination, except in the event of a termination by Employee for "Good Reason" (as defined in Section 2.3) in accordance with Section 2.4. As further consideration, Employee hereby agrees to the Restrictions set forth in Section 4 hereof.

2. TERMINATION OF EMPLOYMENT

Employee shall be entitled to the benefits provided in Section 3.3 hereof upon the termination of his employment, unless such termination is (a) because of his death or "Disability" (as defined in Section 2.1 below), (b) by the Company for "Cause" (as defined in Section 2.2 below), or (c) by Employee other than for "Good Reason" (as defined in Section 2.3 hereof).

2.1 Disability. If, as a result of Employee's incapacity due to physical or mental illness, Employee shall have been absent from his duties with the Company on a full-time basis for 120 consecutive business days, and within thirty (30) days after Notice of Termination (as defined in Section 2.4) is given Employee shall not have returned to the full-time performance of his duties, the Company may terminate his employment for "Disability."

2.2 Cause. The Company may terminate Employee's employment for "Cause." For the purposes of this Agreement, the Company shall have "cause" to terminate Employee's employment hereunder upon (A) the willful and continued failure by Employee to perform his duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness), after a demand for substantial performance is delivered to Employee by the Board of Directors of the Company (the "Board") which specifically identifies the manner in which the Board believes that he has not substantially performed his duties, or (B) the willful engaging by Employee in gross misconduct materially and demonstrably injurious to the Company. For purposes of this paragraph, no act, or failure to act, on Employee's part shall be considered "willful" unless done, or omitted to be done, without reasonable belief that his action or omission was in the best interest of the Company. Notwithstanding the foregoing, Employee shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to him a Notice of Termination together with a copy of a resolution duly adopted by the affirmative vote of not less than two-thirds (2/3) of the entire authorized membership of the Board at a meeting of the Board called and held for that purpose (after reasonable notice and an opportunity for Employee to be heard before the Board), finding that in the good faith opinion of the Board he was guilty of conduct set forth above in clauses (A) or (B) of the second sentence of this Section 2.2 and specifying the particulars thereof in detail.

2.3 Good Reason. Employee may terminate his employment for Good Reason. For purposes of this Agreement, "Good Reason" shall mean:

2.3.1 Without his express written consent, the assignment to Employee of any duties materially inconsistent with his positions, duties, responsibilities and status with the Company, or a change in his material reporting responsibilities, titles or offices, or any removal of Employee from or failure to re-elect Employee to any of such positions, except in connection with the termination of his employment for Cause, Disability or as a result of his death or by Employee other than for Good Reason;

2.3.2 A material reduction by the Company in Employee's base salary as in effect on the date hereof or as the same may be increased from time to time;

2.3.3 The relocation of the Company's principal executive office or Employee's principal place of performance of his duties and responsibilities as an employee of the Company to a location more than one hundred (100) miles from the Place of Employment except for required travel on the Company's business to an extent substantially consistent with the business travel obligations of a company engaged in the Company's businesses, as they may from time to time be engaged in, or, in the event Employee consents to any relocation, the failure by the Company to pay (or reimburse Employee) for all reasonable moving expenses incurred by him relating to a change of his principal residence in connection with such relocation and to indemnify Employee against any loss (defined as an amount (but not less than zero) equal to (a) the higher of (i) his aggregate investment in Employee's principal residence and (ii) the fair market value of Employee's principal residence as determined by a real estate appraiser designated by Employee and reasonably satisfactory to the Company, minus (b) the actual net sale price of Employee's principal residence, commissions and closing costs) realized on the sale of Employee's principal residence in connection with any such change of residence;

2.3.4 The failure by the Company to continue in effect any material benefit or compensation plan (including but not limited to any stock option plan, 401(k) plan, life insurance plan, health and accident plan or disability plan) in which Employee is participating (or plans providing substantially similar benefits) unless there is put in place by the Company a substitute plan therefor which is designed to provide similar economic benefits to Employee, the taking of any action by the Company which would adversely affect Employee's participation in or materially reduce his benefits under any of such plans or deprive him of any material fringe benefit enjoyed by him unless Employee is given the opportunity to participate in a plan that provides a similar economic benefit or is given an economically equivalent fringe benefit, or the failure by the Company to provide Employee with the number of paid vacation days to which he is then entitled on the basis of years of service with the Company in accordance with the Company's normal vacation policy in effect on the date hereof;

2.3.5 Any failure of the Company to obtain the assumption of, or the agreement to perform, this Agreement by any successor as contemplated in Section 5 hereof; or

2.3.6 Any purported termination of Employee's employment by the Company which is not effected pursuant to a Notice of Termination satisfying the requirements of Section 2.4 below (and, if applicable, Section 2.1 or Section 2.2 above).

2.4 Notice of Termination. Any termination by the Company or Employee of Employee's employment with the Company (other than any such termination occurring by reason of Employee's death) shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Employee's employment under the provision so indicated. In the event that Employee seeks to terminate his employment with the Company pursuant to Section 2.3 above, he must communicate his written Notice of Termination to the Company within sixty (60) days of being notified of such action or actions (or failure or failures to act) by the Company which constitute Good Reason, otherwise Employee waives his right to terminate for Good Reason based on such action or actions (or failure or failures to act).

2.5 Date of Termination. "Date of Termination" shall mean (i) if this Agreement is terminated for Disability, thirty (30) days after Notice of Termination is given (provided that Employee shall not have returned to the performance of his duties on a full-time basis during such thirty (30) day period); (ii) if this Agreement is terminated because of Employee's death, the date of his death; and (iii) if Employee's employment is terminated for any other reason, the date on which a Notice of Termination is given.

3. COMPENSATION UPON TERMINATION OR DURING DISABILITY.

3.1 Disability. During any period that Employee fails to perform his duties hereunder as a result of incapacity due to physical or mental illness, he shall continue to receive his full base salary at the rate then in effect and any installments of deferred portions of awards under any incentive, bonus, or other compensation plan paid during such period until this Agreement is terminated pursuant to Section 2 hereof. Thereafter, Employee's benefits shall be determined in accordance with the Company's long term disability income insurance plan, or a substitute plan then in effect.

3.2 Termination for Cause, Due to Death or by Employee Without Good Reason. If Employee's employment shall be terminated because of Employee's death, by the Company for Cause, or by Employee for no reason or any reason other than Good Reason, the Company shall pay Employee his full base salary through the Date of Termination at the rate in effect at the time of his death or at the time Notice of Termination is given, as applicable, and the Company shall have no further obligations to Employee under this Agreement.

3.3 Termination Without Cause. If the Company shall terminate Employee's employment other than pursuant to Sections 2.1 or 2.2 hereof or if Employee shall terminate his employment for Good Reason, then:

3.3.1 The Company shall pay to Employee in a lump sum not later than the tenth (10th) day following the Date of Termination, the following amounts:

3.3.1.1 Employee's full base salary through the Date of Termination at the rate in effect at the time the Notice of Termination is given;

3.3.1.2 as severance, and in lieu of any further payments to Employee for periods subsequent to the Date of Termination, an amount equal to the product of (a) Employee's annual base salary at the rate in effect as of the Date of Termination plus the average of the management incentive bonuses paid to Employee in respect of the three fiscal years preceding the fiscal year in which the Notice of Termination is given, multiplied by (b) two (2); and

3.3.1.3 all relocation and indemnity payments required to be paid under Section 2.3.3 hereof and unpaid at the Date of Termination.

3.3.2 The Company shall maintain in full force and effect for the continued benefit of Employee, for a two-year period after the Date of Termination, all employee benefit plans and programs or arrangements providing life insurance, medical, dental, health, hospital, accident, disability and similar benefits in which Employee was entitled to participate immediately prior to the Date of Termination provided that his continued participation is possible under the general terms and provisions of such plans, programs or arrangements. In the event that Employee's participation in any such plan, program or arrangement is barred, the Company shall arrange to provide Employee with benefits substantially similar to those which he is entitled to receive under such plans, programs and arrangements. For the period of time during which Employee would be entitled (or would, but for this Agreement, be entitled) to continuation coverage under a group health plan of the Company under Section 4980B of the Internal Revenue Code of 1986, as amended (the "Code") if Employee elected such coverage and paid the applicable premiums (generally, 18 months), Employee shall pay the amount of the applicable premium for a then-active employee on a monthly basis, and thereafter, Employee shall pay the full cost of the benefits as determined under the then current practices of the Company on a monthly basis, provided that the Company shall reimburse Employee the excess of costs, if any, above the amount of the applicable premium for a then-active employee. Any reimbursements by the Company to Employee required under this paragraph shall be made on a regular, periodic basis within thirty (30) days after such reimbursable amounts are incurred by Employee; provided that, before such reimbursement, Employee has submitted or the Company possesses the applicable and appropriate evidence of such expense(s). Any reimbursements provided during one taxable year of Employee shall not affect the expenses eligible for reimbursement in any other taxable year of Employee (with the exception of applicable lifetime maximums applicable to medical expenses or medical benefits described in Section 105(b) of the Code) and the right to reimbursement under this Section 3.3.2 shall not be subject to liquidation or exchange for another benefit or payment.

3.3.3 Certain Tax Matters.

3.3.3.1 Notwithstanding any other provision of this Agreement to the contrary, if any payment or benefit by or from the Company or any of its affiliates to or for the benefit of Employee, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise would be subject to the Excise Tax (as hereinafter defined) (all such payments and benefits being collectively referred to herein as the "Payments"), then except as otherwise provided in Section 3.3.3.2, the Payments shall be reduced (but not below zero) or eliminated (as further provided for in Section 3.3.3.3) to the extent the Independent Tax Advisor (as hereinafter defined) shall reasonably determine is necessary so that no portion of the Payments shall be subject to the Excise Tax.

3.3.3.2 Notwithstanding the provisions of Section 3.3.3.1, if the Independent Tax Advisor reasonably determines that Employee would receive, in the aggregate, a greater amount of the Payments on an after-tax basis (including all applicable federal, state, and local income, employment and other applicable taxes and the Excise Tax) if the Payments were not reduced or eliminated pursuant to Section 3.3.3.1, then no such reduction shall be made notwithstanding that all or any portion of the Payments may be subject to the Excise Tax.

3.3.3.3 For purposes of determining which of Section 3.3.3.1 and Section 3.3.3.2 shall be given effect, the determination of which Payments shall be reduced or eliminated to avoid the Excise Tax shall be made by the Independent Tax Advisor, provided that the Independent Tax Advisor shall reduce or eliminate, as the case may be, the Payments in the following order (and within the category described in each of the following Sections 3.3.3.3.1 through 3.3.3.3.5, in reverse order beginning with the Payments which are to be paid farthest in time except as otherwise provided in Section 3.3.3.3.4):

3.3.3.3.1 by first reducing or eliminating the portion of the Payments otherwise due which are not payable in cash (other than that portion of the Payments subject to Sections 3.3.3.3.4 and 3.3.3.3.5);

3.3.3.3.2 then by reducing or eliminating the portion of the Payments otherwise due and which are payable in cash (other than that portion of the Payments subject to Sections 3.3.3.3.3, 3.3.3.3.4 and 3.3.3.3.5);

3.3.3.3.3 then by reducing or eliminating the portion of the Payments otherwise due under Section 3.3.1;

3.3.3.3.4 then by reducing or eliminating the portion of the Payments otherwise due that represent equity-based compensation, such reduction or elimination to be made in reverse chronological order with the most recent equity-based compensation awards reduced first; and

3.3.3.3.5 then by reducing or eliminating the portion of the Payments otherwise due under Section 3.3.2.

3.3.3.4 The Independent Tax Advisor shall provide its determinations, together with detailed supporting calculations and documentation, to the Company and Employee for their review no later than ten (10) days after the Date of Termination. The determinations of the Independent Tax Advisor under this Section 3.3.3 shall, after due consideration of the Company's and Employee's comments with respect to such determinations and the interpretation and application of this Section 3.3.3, be final and binding on all parties hereto absent manifest error. The Company and Employee shall furnish to the Independent Tax Advisor such information and documents as the Independent Tax Advisor may reasonably request in order to make the determinations required under this Section 3.3.3.

3.3.3.5 For purposes of this Section 3.3.3, "Independent Tax Advisor" shall mean a lawyer with a nationally recognized law firm, a certified public accountant with a nationally recognized accounting firm, or a compensation consultant with a nationally recognized actuarial and benefits consulting firm, in each case with expertise in the area of executive compensation tax law, who shall be selected by the Company and shall be acceptable to Employee (Employee's acceptance not to be unreasonably withheld), and all of whose fees and disbursements shall be paid by the Company.

3.3.3.6 As used in this Agreement, the term "Excise Tax" means, collectively, the excise tax imposed by Section 4999 of the Code, together with any interest thereon, any penalties, additions to tax, or additional amounts with respect to such excise tax, and any interest in respect of such penalties, additions to tax or additional amounts.

3.4 Mitigation of Amounts Payable Hereunder. Employee shall not be required to mitigate the amount of any payment provided for in this Section 3 by seeking other employment or otherwise, nor shall the amount of any payment provided for in this Section 3 be reduced by any compensation earned by Employee as the result of employment by another employer after the Date of Termination, or otherwise.

3.5 Late Payments. In the event any amount to be paid to Employee hereunder is not paid by the date specified herein, such amount shall bear interest at a rate equal to the rate of interest per annum quoted in the "Money Rates" column of The Wall Street Journal from time to time and designated in such column as the "Prime Rate"; provided, however, in no event shall an amount be paid later than the later of end of the calendar year in which date specified herein occurs or 2 1/2 months following such date specified.

3.6 Determination of Base Salary. In the event Employee terminates this Agreement pursuant to Section 2.3.2 hereof, Employee's base salary for purposes of determining benefits pursuant to this Section 3 shall be Employee's base salary in effect prior to its reduction by the Company.

3.7 Section 409A. The Agreement is intended to comply with the provisions of Section 409A and, wherever possible, shall be construed and interpreted to ensure that any payments that may be paid, distributed, provided, reimbursed, deferred or settled under this Agreement will not be subject to any additional taxation under Section 409A. For example, the term "termination" means the Employee's "separation from service" with the Company and all of its affiliates as that phrase is defined for purposes of Section 409A. Notwithstanding any provisions of the Agreement to the contrary, if Employee is determined to be a "specified employee" as defined under Section 409A of the Code, the severance payments payable as a result of a termination of employment under the Agreement that are payable prior to the six-month anniversary of Employee's date of termination of employment shall be limited to two times the limitation on compensation set forth in Section 401(a)(17) of the Code (i.e., $245,000 for 2011), and any severance payments payable to Employee in excess of said amount shall be paid on the first business day following the six-month anniversary of Employee's date of termination of employment as required, and to the extent permitted, under Section 409A(a)(2)(B) of the Code.

4. OWNERSHIP OF INTELLECTUAL PROPERTY - CONFIDENTIALITY

4.1 Definitions. As used in this Section 4, the following words or phrases shall have the following definitions:

4.1.1 The term "Business Entity" shall mean any corporation, partnership, joint venture, proprietorship, or other incorporated or unincorporated organization, association or entity, including any division or business operated by any of the foregoing under a trade or assumed name.

4.1.2 The term "Subsidiaries" shall mean and include any Business Entities in which the Company owns an interest, directly or indirectly.

4.1.3 The term "Company" shall mean and include OYO Geospace Corporation, its successors and assigns, its Subsidiaries, its parent companies, and any of the foregoing operating under a trade or assumed name.

4.1.4 The term "Employee of the Company" shall mean any person employed by the Company in any capacity at any time during the term of this Agreement, or any renewal or extension thereof.

4.1.5 The term "Customer" shall mean any person or Business Entity which has, in the past or at any time during the term of this Agreement or any renewal or extension hereof, contracted, including by purchase order, with the Company for the development, manufacture, lease, repair, sale or purchase of any Product or the license from the Company of any Intellectual Property.

4.1.6 The term "Product" shall mean a Seismic Data Acquisition System and/or any other equipment, machine, service, product, instrument or system researched, developed, conceived, manufactured, assembled, sold or distributed by the Company at any time.

4.1.7 The term "Seismic Data Acquisition System(s)" shall mean and include (i) all systems, machines, instruments and equipment capable of (a) acquiring a multiplicity of input, (b) formatting a multiplicity of input analog data, and (c) filtering, digitizing and storing input data on suitable storage devices, (ii) peripheral processors, such as field correlators, summing processors and other support equipment manufactured, leased, repaired or sold by the Company, and (iii) support equipment developed by the Company before the date of the termination of this Agreement.

4.1.8 The term "Intellectual Property" shall mean all methods, patents, formulae, inventions, designs, systems, processes, trade secrets, copyrights, know-how, proprietary information, rights, trademarks, and trade names relating to any Product conceived, developed, completed or established by the Company, or by Employee (whether solely or jointly with others) during the term of this Agreement (including any renewal or extension hereof) (i) at the Company's expense, (ii) at the Company's request, (iii) using the Company's time, data, facilities and/or materials, or (iv) based upon knowledge or information obtained from the Company, and shall include all modifications and improvements thereof made at any time.

4.2 Intellectual Property of the Company. Employee agrees:

4.2.1 That all Intellectual Property, and all notes, drawings, software, prototypes or other objects, information or writings relating thereto are the sole property of Company;

4.2.2 To communicate and explain to the Company, promptly and fully, all Intellectual Property;

4.2.3 To execute and deliver to Company such assignments or other documents as may be reasonably required to evidence or confirm the ownership of all Intellectual Property by the Company;

4.2.4 To perform such acts and execute such documents as may be reasonably required to allow the Company to prosecute an application for patent or registration of copyright on any such Intellectual Property, from the United States and from any other government, and to cooperate fully with the Company in the prosecution of any such application or registration, which obligation shall survive the termination of Employee's employment with the Company.

4.2.5 All inventions or discoveries, if any, patented or unpatented, which Employee has made prior to this employment by the Company are described on Exhibit A. All Intellectual Property other than those items specifically described on Exhibit A shall constitute the property of the Company.

4.3 Confidentiality.

4.3.1 Employee acknowledges that the Company's continued operations and success in the development, manufacture, leasing, repair, and sale of its Products is dependent upon (i) certain processes, formulae, specifications, designs, systems, and confidential information of the Company which are valuable, special and unique assets and (ii) the Company's continuing relationship with, and knowledge about, Customers and prospective Customers and the goodwill these relationships create. Employee acknowledges that all of the following information is confidential and a valuable, special, and unique asset of the Company's business: (i) the names, addresses and telephone numbers of Customers, their employees, and their representatives, (ii) the nature of the business and operations of any Customer, (iii) the amount, nature, volume, and other information regarding any Products purchased, leased or otherwise acquired by any Customer or required by any Customer; (iv) the nature of the internal business operations of the Company; (v) the methods, processes, formulae, specifications, designs, systems, and know-how used, developed, or acquired by the Company for the development, manufacture, and repair of any Product; (vi) the Company's prices or charges to Customers for its Products; (vii) the Intellectual Property developed or acquired by the Company and (viii) information regarding the salaries, bonuses or other compensation paid by the Company to its employees.

4.3.2 Employee acknowledges that all of the information described in Section 4.3.1 is "Confidential Information," which together with the Intellectual Property is the sole and exclusive property of the Company. Employee acknowledges that all Confidential Information and the Intellectual Property is revealed to Employee in trust, based solely upon the confidential relationship existing between the Company and Employee. Employee agrees: (i) that all writings or other records concerning Confidential Information and the Intellectual Property are the sole and exclusive property of the Company; (ii) that all manuals, forms, and supplies furnished to or used by Employee and all data or information placed thereon by Employee or any other person are the Company's sole and exclusive property, (iii) that, upon termination of this Agreement howsoever such termination is brought about, or upon request of the Company at any time, Employee shall deliver to the Company all such writings, records, forms, manuals, and supplies and all copies of such writings; (iv) that Employee will not make or retain any copies of such writings for his own or personal use, or take the originals or copies of any such writings from the offices of the Company upon termination of this Agreement; and (v) that Employee will not, either during or after the term of this Agreement, publish, distribute or deliver any of such writings or records to any other person or entity, or disclose to any person or entity the contents of such records or writings or any of the Confidential Information nor any information regarding the Intellectual Property.

4.4 Intellectual Property of Others. Employee recognizes that the Company has a long standing policy to not knowingly violate the valid intellectual property rights, including patents, trade secrets and copyrights, of other persons. In order to comply with such policy, Employee covenants that he will comply with such policy and that his willful breach of this covenant could constitute "Cause" within the meaning of Section 2.2 hereof. Employee covenants, represents and warrants in these regards as follows:

4.4.1 Exhibit B hereto contains a true, complete and accurate list of all inventions, copyrights and patents of Employee relevant to the subject matter of the employment of Employee by the Company that have been made or conceived or first reduced to practice by Employee alone or jointly with others prior to the employment of Employee by the Company. If disclosure of any such inventions on Exhibit B would cause Employee to violate any prior confidentiality agreement, Employee understands that such inventions are not to be listed on Exhibit B but the Company is to be informed that all such inventions have not been listed for that reason.

4.4.2 Employee's performance of all of the duties and obligations of employment at the Company does not and will not breach any agreement or duty to keep in confidence confidential information acquired by Employee in confidence or in trust prior to the employment of Employee by the Company. During Employee's work with the Company, Employee will not improperly use or disclose any confidential information or trade secrets of any former employer or any other person to whom Employee has an obligation of confidentiality, and Employee will not bring onto the premises of the Company any unpublished documents or any property belonging to any former employer or any other person to whom Employee has an obligation of confidentiality unless consented to in writing by that former employer or person. Employee will use in the performance of duties only information which is generally known and used by persons with training and experience comparable to Employee's, which is common knowledge in the industry or otherwise legally in the public domain, or which is or was developed by Employee free of any obligation of confidentiality to former employers or other persons.

4.4.3 Employee is not restricted from being employed by the Company or entering into this Agreement. Employee has not entered into, and agrees not to enter into, any agreement either written or oral in conflict herewith.

4.4.4 Employee represents and warrants that, other than as set forth on Exhibit B hereto, Employee has not brought to the Company and covenants that Employee will not bring to the Company or use in the performance of Employee's responsibilities any confidential information, materials or documents of any former employers or other persons that are not generally available to the public, unless Employee has obtained prior written authorization from the former employers or other persons. Employee hereby covenants that Employee shall not breach any obligation of confidentiality or duty that Employee may have to former employers or other persons.

5. SUCCESSORS. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to Employee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle Employee to compensation from the Company in the same amount and on the same terms as Employee would be entitled hereunder if Employee terminated his employment for Good Reason, except that for purposes or implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, and except as otherwise defined in Section 4.1.3 for purposes of Section 4, "Company" shall mean the Company as defined in the preamble of this Agreement and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 5 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

6. NOTICE. For the purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the first page of this Agreement, provided that all notices to the Company shall be directed to the attention of the Chairman of the Board of the Company with a copy to the Secretary of the Company, and provided further that notices of change of address shall be effective only upon receipt.

7. MISCELLANEOUS. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in a writing signed by Employee and such officer as may be specifically designated by the Board of Directors of the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same time or of such condition or provision at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.

8. VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

9. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

10. GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Texas without giving effect to a choice or conflict of law provision or rule of such state.

11. ARBITRATION. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Houston, Texas (in accordance with the rules of the American Arbitration Association then in effect). Notwithstanding the pendency of any such dispute or controversy, the Company will continue to pay Employee his full compensation in effect when the notice giving rise to the dispute was given and continue Employee as a participant in all compensation, benefit and insurance plans in which he was participating when the notice giving rise to the dispute was given, until the dispute is finally resolved. Amounts paid under this paragraph are in addition to all other amounts due under this Agreement and shall not be offset against or reduce any other amounts due under this Agreement. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that Employee shall be entitled to seek specific performance of his right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

12. CAPTIONS AND GENDER. The use of captions and Section headings herein is for the purpose of convenience only and shall not affect the interpretation or substance of any provision contained herein. Similarly, the use of the masculine gender with respect to pronouns in this Agreement is for the purpose of convenience and includes either sex who may be a signatory.

13. PRIOR AGREEMENTS. This Agreement supersedes all prior agreements entered into between the Company and Employee with regard to the subject matter set forth herein.

IN WITNESS WHEREOF, the parties hereof have signed this Agreement effective as of the 1st day of January 2012.

OYO GEOSPACE CORPORATION

By:

Name:

Title:

EMPLOYEE

 Rick Wheeler